UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2016

CANNAPHARMARX, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-27055	24-4635140
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5035, Edwards, CO 81632

(Address of Principal Executive Offices)

856-376-0500

(Registrant's Telephone Number, Including Area Code)

4029 Gilbert Avenue, Dallas, TX 75219

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2016, Gary Herick, was appointed by a majority of the Board of Directors as acting Chief Executive Officer, Chief Financial Officer, President, and a Director of CannaPharmaRx, Inc. (the "Company"). Effective April 6, 2016, Mr. Herick is the sole director of the Company.

Effective April 6, 2016 James Smeeding resigned as the Interim President of the Company. A copy of Mr. Smeeding's resignation is attached to this Report as Exhibit 99.1.

Effective April 6, 2016 Mathew Sherwood resigned as the Vice President of Product Development and Interim Secretary of the Company.  A copy of Mr. Sherwood's resignation is attached to this Report as Exhibit 99.2.

Effective April 6, 2016 David Pohl resigned as a Director of the Company. A copy of Mr. Pohl's resignation is attached to this Report as Exhibit 99.3.

Effective April 6, 2016 Steven Rule resigned as a Director of the Company. A copy of Mr. Rule's resignation is attached to this Report as Exhibit 99.4.

Effective April 6, 2016 Elie Khalife resigned as a Director of the Company. A copy of Mr. Khalife's resignation is attached to this Report as Exhibit 99.5.

Effective April 6, 2016 Robert Liess resigned as a Director of the Company. A copy of Mr. Liess's resignation is attached to this Report as Exhibit 99.6.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Resignation of James Smeeding
99.2	Resignation of Mathew Sherwood
99.3	Resignation of David Pohl
99.4	Resignation of Steven Rule
99.5	Resignation of Elie Khalife
99.6	Resignation of Robert Liess

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CannaPharmaRx, Inc.

By:

____/s/ Gary Herick________________________________

Gary Herick

Title: Acting CEO

Date: April 15, 2016